Exhibits 8.1 and 23.3

[LETTERHEAD OF SHEARMAN & STERLING LLP]

June 18, 2015

The Persons Listed on
Schedule I Hereto

Navient Student Loan Trust 2015-3:  Class A-1 Notes, Class A-2 Notes and Class B Notes

Ladies and Gentlemen:

You have requested our opinion as to certain tax consequences related to the issuance of the Class A-1 Notes, Class A-2 Notes and Class B Notes (collectively, the “Notes”) by the Navient Student Loan Trust 2015-3 (the “Trust”).  The Trust is a Delaware statutory trust that was newly formed pursuant to the short-form trust agreement, dated as of May 26, 2015, between Navient Funding, LLC, a Delaware limited liability company (the “Company”), and Wells Fargo Delaware Trust Company, N.A., as owner trustee (the “Owner Trustee”), as amended and restated by the amended and restated trust agreement, dated as of June 18, 2015 (collectively, the “Trust Agreement”), among the Company, the Owner Trustee and Wells Fargo Bank, N.A., as indenture trustee (the “Indenture Trustee”).  Capitalized terms used herein and not otherwise defined are used as defined in the indenture, dated as of June 18, 2015 (the “Indenture”), by and among the Trust, Wells Fargo Bank, N.A., as eligible lender trustee (the “Eligible Lender Trustee”) and the Indenture Trustee, including, without limitation, Appendix A thereto.

In connection with the issuance of the Notes, we have participated in the preparation of the base prospectus, dated June 3, 2015 (the “Base Prospectus”), the preliminary prospectus supplement, dated June 3, 2015 (the “Preliminary Prospectus Supplement”), the initial ratings free writing prospectus, dated June 3, 2015 (the “Initial Ratings FWP”), the Exhibit I free writing prospectus, dated June 3, 2015 (the “Exhibit I FWP”), the rep lines free writing prospectus, dated June 3, 2015 (the “Replines FWP”), the prospectus supplement, dated June 10, 2015 (the “Prospectus Supplement”), the final free writing prospectus, dated June 10, 2015 (the “Final Ratings FWP”) and the Registration Statement on Form S-3 (File No. 333-190926), filed with the Securities and Exchange Commission (the “SEC”) and as declared effective on February 6, 2014 (the “Effective Date”) (such Registration Statement, as amended, the “Registration Statement”).

Our opinion is based on an examination of the following documents:

(i)	the Base Prospectus;

(ii)	the Preliminary Prospectus Supplement;

(iii)	the Initial Ratings FWP;

June 18, 2015

(iv)	the Exhibit I FWP;

(v)	the Replines FWP;

(vi)	the Prospectus Supplement;

(vii)	the Final Ratings FWP;

(viii)	the Registration Statement;

(ix)	the Trust Agreement;

(x)	the Eligible Lender Trust Agreement;

(xi)	the Funding Interim Trust Agreement;

(xii)	the Blue Ridge Funding Interim Trust Agreement;

(xiii)	the VL Funding Interim Trust Agreement;

(xiv)	the Red Wolf Funding Interim Trust Agreement;

(xv)	the Navient CFC Purchase Agreement;

(xvi)	the Blue Ridge Funding Purchase Agreement;

(xvii)	the VL Funding Purchase Agreement;

(xviii)	the Red Wolf Funding Purchase Agreement;

(xix)	the Sale Agreement;

(xx)	the Servicing Agreement;

(xxi)	the Administration Agreement; and

(xxii)	the Indenture.

We have also examined such other documents, instruments, e-mails and other correspondence and information related to or incidental to the transactions covered by the Base Prospectus, the Preliminary Prospectus Supplement, the Initial Ratings FWP, the Exhibit I FWP, the Replines FWP, the Prospectus Supplement and the Final Ratings FWP as we have considered necessary as a basis for our opinion.  Our opinion assumes that all facts stated or assumed and all representations contained in the foregoing documents are correct and that the parties thereto will comply with the terms thereof.

June 18, 2015

Our opinion is based, in addition to the foregoing, upon the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, Treasury regulations, the European Union Council Directive 2003/48/EC of 3 June 2003 on the taxation of savings income in the form of interest payments (the “Directive”) and other applicable authorities.  The statutory provisions, regulations and interpretations and the Directive upon which our opinion is based are subject to change, and such changes could apply retroactively.  In addition, there can be no assurance that positions contrary to those stated in our opinion will not be asserted by the Internal Revenue Service (the “IRS”) or another relevant taxing authority, or sustained, if asserted.  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals or copies and the conformity to original documents of all documents submitted to us as copies.  We have also assumed that all forms relating to U.S. federal income tax, whether filed with the IRS or delivered to parties in the transaction, have been and will be timely filed and are true, correct, validly executed and are in full compliance with applicable law.  As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements, representations and certifications of officers and other representatives of the Company and others.

Based upon the foregoing, we are of the opinion that:

(i)           The Notes will constitute indebtedness for U.S. federal income tax purposes.

(ii)           For U.S. federal income tax purposes, the Trust will not constitute a publicly traded partnership taxable as a corporation, and, on the assumption that the Trust has not elected affirmatively to be classified as an association, the Trust will not constitute an association taxable as a corporation.

(iii)           The statements set forth under the captions “Summary of Terms — Tax Considerations” and “U.S. Federal Income Tax Consequences” in the Preliminary Prospectus Supplement and in the Prospectus Supplement and under the captions “Prospectus Summary — Tax Considerations,” “U.S. Federal Income Tax Consequences,” “European Union Directive on the Taxation of Savings Income,” “State Tax Consequences” and “Appendix L — Global Clearance, Settlement and Tax Documentation Procedures” in the Base Prospectus, to the extent that they constitute matters of law or legal conclusions with respect thereto, have been prepared or reviewed by us and are correct in all material respects.

(iv)           The statements set forth under the captions “Summary of Terms — Tax Considerations” and “U.S. Federal Income Tax Consequences” in the Preliminary Prospectus Supplement and in the Prospectus Supplement and under the captions “Prospectus Summary — Tax Considerations,” “U.S. Federal Income Tax Consequences,” “European Union Directive on the Taxation of Savings Income,” “State Tax Consequences” and “Appendix L — Global Clearance, Settlement and Tax Documentation Procedures” in the Base Prospectus, comply as to form in all material respects with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder, and we do not know of any amendment to the Registration Statement required to be filed or any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by

June 18, 2015

reference into the Base Prospectus or required to be described in the Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement or the Prospectus Supplement which are not filed or incorporated by reference or described as required.

In the course of the preparation by the Company of the Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement, the Initial Ratings FWP, the Exhibit I FWP, the Replines FWP, the Prospectus Supplement and the Final Ratings FWP, we have participated in telephone conferences and conversations concerning the information contained in such documents with certain officers and other representatives of the Trust, the Company and other parties to the transactions to which this opinion letter pertains, but, except to the extent described in the two preceding paragraphs, we have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified that information.  Although we do not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement, the Initial Ratings FWP, the Exhibit I FWP, the Replines FWP, the Prospectus Supplement and the Final Ratings FWP on the basis of the information which we gained in the course of the representation referred to above and our examination of the documents referred to herein, considered in light of our understanding of applicable law and the experience we have gained through our practice, nothing has come to our attention in the course of our review of the Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement, the Initial Ratings FWP, the Exhibit I FWP, the Replines FWP, the Prospectus Supplement and the Final Ratings FWP which causes us to believe that, as of its Effective Date or as of the date hereof, the Registration Statement, as related to matters opined herein, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that, as of their dates or as of the date hereof, the Base Prospectus, the Preliminary Prospectus Supplement, the Initial Ratings FWP, the Exhibit I FWP, the Replines FWP, the Prospectus Supplement and the Final Ratings FWP as related to matters opined upon herein, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

We express no opinion with respect to the matters addressed in this opinion other than as set forth above.  We also do not address tax compliance issues and tax form-filing requirements, and we disclaim all responsibility relating to such issues and requirements.  This opinion is solely for the benefit of the addressees hereof and their permitted successors and assigns, and is not to be relied upon for any purpose by any other person or entity.  We do not express any opinions herein as to matters governed by the law of any jurisdiction other than the federal law of the United States of America expressly referred to herein and, to the extent specified, the Directive.  Our opinion speaks only as of the date hereof.  Furthermore, we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Base Prospectus and the Prospectus Supplement without implying or admitting that we are “experts” within the meaning of the Act

June 18, 2015

or the rules and regulations of the SEC issued thereunder with respect to any part of the Base Prospectus.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.  Furthermore, copies of this opinion may be posted by the Trust or the Administrator to a pass-word protected website accessible by any nonhired “nationally recognized statistical rating organization” (an “NRSRO”) that provides to the Trust or the Administrator the certification required by subsection (e) of Rule 17g-5 under the Securities Exchange Act of 1934, as amended (or any successor provision to such subsection) (“Rule 17g-5”), and which NRSRO agrees to keep this opinion letter confidential as contemplated by Rule 17g-5; provided, that no such NRSRO will be entitled to rely on this opinion letter, and each such NRSRO, by accessing a copy of this opinion letter, will be deemed to have agreed to comply with the terms of this sentence and not to provide copies of this opinion letter to any other person.

Very truly yours,

/s/ Shearman & Sterling LLP

ACG
KMG
MJL

June 18, 2015

Schedule I

Navient Funding, LLC
2001 Edmund Halley Drive
Reston, Virginia 20191

Navient Credit Finance Corporation
2001 Edmund Halley Drive
Reston, Virginia 20191

Navient Solutions, Inc.
2001 Edmund Halley Drive
Reston, Virginia 20191

Blue Ridge Funding LLC
2001 Edmund Halley Drive
Reston, Virginia 20191

VL Funding LLC
2001 Edmund Halley Drive
Reston, Virginia 20191

Red Wolf Funding, LLC
2001 Edmund Halley Drive
Reston, Virginia 20191

Wells Fargo Delaware Trust Company, N.A.
919 North Market Street, Suite 1600
Wilmington, Delaware 19801
Wells Fargo Bank, N.A.
625 Marquette Avenue
Minneapolis, Minnesota 55402

J.P. Morgan Securities LLC
383 Madison Avenue, 31st Floor
New York, New York 10179

RBC Capital Markets, LLC
3 World Financial Center
200 Vesey Street
New York, New York 10281

Wells Fargo Securities, LLC
550 South Tryon Street, 5th Floor
Charlotte, North Carolina 28202

Barclays Capital Inc.
745 Seventh Avenue, 5th Floor
New York, New York 10019

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005

Fitch Ratings, Inc.
33 Whitehall Street
New York, New York 10004

Moody’s Investors Service, Inc.
ABS Monitoring Department
7 World Trade Center
250 Greenwich Street
New York, New York 10007

DBRS, Inc.
140 Broadway, 35th Floor
New York, NY 10005